CUSIP No. 035290105	SCHEDULE 13D	Page 16 of 17 Pages

EXHIBIT 4

AMENDED AND RESTATED JOINT FILING AGREEMENT

The undersigned agree that the Amendment No. 1 to the statement on Schedule 13D with respect to the Common Stock, par value $1.00 per share, of Anixter International Inc., a Delaware corporation and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

DATED: January 16, 2020

KMJZ INVESTMENTS, L.L.C.
SAMSTOCK/SIT, L.L.C.
SAMSTOCK/ALPHA, L.L.C.
SAMSTOCK/ZFT, L.L.C.

By:	/s/ PHILIP G. TINKLER

Name:	Phillip G. Tinkler
Title:	Vice President

SZ INTERVIVOS QTIP TRUST

By:	/s/ CHAI TRUST COMPANY, LLC, its trustee

By:	/s/ PHILIP G. TINKLER

Name:	Philip G. Tinkler
Title:	Chief Financial Officer

CHAI TRUST COMPANY, LLC

By:	/s/ PHILIP G. TINKLER

Name:	Phillip G. Tinkler
Title:	Chief Financial Officer

/s/ SAMUEL ZELL
Samuel Zell

SAMUEL ZELL REVOCABLE TRUST

By:	/s/ SAMUEL ZELL

Samuel Zell, as Trustee

SAMSTOCK/SZRT, L.L.C.

By: SAMUEL ZELL REVOCABLE TRUST

By:	/s/ Samuel Zell

Samuel Zell, as Trustee

CUSIP No. 035290105	SCHEDULE 13D	Page 17 of 17 Pages

ZELL FAMILY FOUNDATION

By:	/s/ Samuel Zell

President